Exhibit 5.1

lawyers@saul.com
www.saul.com

July 30, 2019

Front Yard Residential Corporation
c/o Altisource Asset Management Corporation
5100 Tamarind Reef
Christiansted, United States Virgin Islands 00820

Re:	Registration Statement of Form S-8
2019 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as Maryland counsel to Front Yard Residential Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company, pursuant to a registration statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), of 1,700,023 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) that may be issued under the Company’s 2019 Equity Incentive Plan (the “Plan”).

As a basis for our opinions, we have examined the following documents (collectively, the “Transaction Documents”):

(i)the Registration Statement filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Act; and

(ii)the Plan.

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(iii)certified copy of the Articles of Amendment and Restatement of the Company filed with the Maryland State Department of Assessments and Taxation (“SDAT”) on November 30, 2012 (the “Articles of Amendment and Restatement”);

(iv)a certified copy of the Articles of Supplementary reclassifying the Company’s Class A common stock, par value $0.01 to Class B common stock, par value $0.01, filed with and certified by the SDAT on April 4, 2013 (the “Articles Supplementary”);

500 E. Pratt Street s Suite 900 s Baltimore, MD 21202-3133 Phone: (410) 332-8600 s Fax: (410) 332-8862
DELAWARE FLORIDA ILLINOIS MARYLAND MASSACHUSETTS MINNESOTA NEW JERSEY NEW YORK PENNSYLVANIA WASHINGTON, DC
A DELAWARE LIMITED LIABILITY PARTNERSHIP

Front Yard Residential Corporation
S-8 Opinion
July 30, 2019

(v)a certified copy of the Articles of Amendment changing the name of the Company’s Class B common stock, par value $0.01 to Common Stock, filed with and certified by the SDAT on April 4, 2013 (the “Articles of Amendment”);

(vi)a certified copy of the Articles of Restatement filed with and certified by the SDAT on April 4, 2013 (the “Articles of Restatement”);

(vii)a certified copy of the Articles of Amendment changing the name of the Company from “Altisource Residential Corporation” to “Front Yard Residential Corporation,” filed with and certified by the SDAT on February 7, 2018 (the “Name Change Amendment,” together with the Articles of Amendment and Restatement, Articles Supplementary, Articles of Amendment, and the Articles of Restatement, the “Charter”);

(viii)a copy of the Amended and Restated Bylaws of the Company (the “Bylaws”);

(ix)a copy of the resolutions adopted by the Board of Directors of the Company on March 28, 2019 relating to, among other matters, the approval of the Plan (the “Plan Approval Resolutions”);

(x)a copy of the resolutions adopted by the Board of Directors of the Company on July 30, 2019 relating to, among other matters, the authorization to file the Registration Statement and the issuance of the Shares under the Plan (together with the Plan Approval Resolutions, the “Board Resolutions”);

(xi)a certificate of status for the Company issued by the SDAT dated July 29, 2019;

(xii)a certificate of the Secretary of the Company as to the authenticity of the Charter, Bylaws, the Board Resolutions, the approval of the Plan by the Stockholders of the Company at the 2019 annual meeting of the Stockholders of the Company on May 23, 2019, the incumbency of the officers of the Company and other matters that we have deemed necessary and appropriate;

(xiii)the definitive proxy statement of the Company filed with the Commission on April 12, 2019; and

(xiv)such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

Front Yard Residential Corporation
S-8 Opinion
July 30, 2019

(b)that all signatures on the Transaction Documents and any other documents submitted to us for examination are genuine;

(c)the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(d)that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of the Transaction Documents as executed and delivered; that all representations, warranties, statements and information contained in the Transaction Documents are accurate and complete; that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Shares;

(e)that at the time of delivery of the Shares, the authorization of the issuance of the Shares will not have been modified or rescinded and all contemplated additional actions shall have been taken in accordance with the Board Resolutions, and the Plan;

(f)that the issuance, execution and delivery of the Shares, and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(g)that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of the Shares of the Company as contemplated by the Registration Statement is not less than the par value per share; and

(h)that the aggregate number of shares of capital stock of the Company which would be outstanding after the issuance or reservation for issuance of the Shares, and any other contemporaneously issued or reserved shares of common stock or preferred stock, together with the number of shares of common stock and preferred stock previously issued and outstanding and the number of shares of common stock and preferred stock previously reserved for issuance by the Company upon the conversion or exchange of other securities issued by the Company, does not and will not exceed the aggregate number of the then authorized shares of capital stock of the Company or of the then authorized shares of stock within the applicable class or series of shares of the Company’s common stock or preferred stock.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of the Secretary of the Company, and have assumed that the Secretary’s certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Front Yard Residential Corporation
S-8 Opinion
July 30, 2019

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.The Company is a corporation duly formed, existing and in good standing under the laws of the State of Maryland.

2.The issuance of the Shares is duly authorized and, when and if the Shares are issued and delivered in the manner and for the consideration contemplated by the Plan, the Shares will be validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)We express no opinion with respect to any documents defined or referred to in the Transaction Documents, other than the Transaction Documents themselves.

(iv)We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Transaction Documents.

The opinions expressed in this letter are solely for your benefit and are furnished only with respect to the transactions contemplated by the Transaction Documents. Accordingly, these opinions may not be relied upon by or quoted to any other person or entity without, in each instance, our prior written consent. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ SAUL EWING ARNSTEIN & LEHR LLP

SAUL EWING ARNSTEIN & LEHR LLP